Kulicke and Soffa  Industries, Inc.                                 Exhibit 12.1
Fixed Charge Coverage Ratio Calculation
Dollars in thousands

                                                                         Fiscal Year Ended September 30,
                                           ========================================================================================

                                                 1997              1998              1999               2000             2001
                                           ----------------  ----------------  -----------------  ----------------  ---------------
Interest expense, including amortization
 of debt issue costs                        $        2,331    $          262    $           215    $        8,333    $      14,880

Portion of rental expense deemed to
 represent interest                                  1,064               999              1,072             1,213            2,615

                                           ----------------  ----------------  -----------------  ----------------  ---------------
Total Fixed Charges                         $        3,395    $        1,261    $         1,287    $        9,546    $      17,495
                                           ================  ================  =================  ================  ===============

Earnings before fixed charges:

Income (loss) before income tax and
 minority interest                          $       51,782    $       (7,357)   $       (26,185)   $      141,957    $     (78,731)

Equity in loss of Joint Ventures                     6,701             8,715             10,000             1,221                -
Fixed charges                                        3,395             1,261              1,287             9,546           17,495

                                           ----------------  ----------------  -----------------  ----------------  ---------------
Total earnings (loss) before fixed charges  $       61,878    $        2,619    $       (14,898)   $      152,724    $     (61,236)
                                           ================  ================  =================  ================  ===============

Ratio of earnings to fixed charges (1)                  18                 2                  -                16                -
                                           ================  ================  =================  ================  ===============
                                               Six Months Ended March 31,
                                           ==================================

                                                 2001               2002
                                           ----------------   ---------------
Interest expense, including amortization
 of debt issue costs                        $        6,535    $       10,064

Portion of rental expense
 deemed to represent interest                        1,385             2,003

                                           ----------------   ---------------
Total Fixed Charges                         $        7,920    $       12,067
                                           ================  ================

Earnings before fixed charges:

Income (loss) before income tax and
 minority interest                          $      (30,273)   $      (84,733)
Equity in loss of Joint Ventures                         -                 -
Fixed charges                                        7,920            12,067

                                           ----------------  ----------------
Total earnings (loss) before fixed charges  $      (22,353)   $      (72,666)
                                           ================  ================

Ratio of earnings to fixed charges (1)                   -                 -
                                           ================  ================




(1) We would have had to generate additional earnings of $16.2 million in 1999, $78.8 million in 2001, $30.3 million for the six months ended March 31, 2001 and $84.7 million for the six months ended March 31, 2002 to achieve a ratio of 1:1.